UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Garden Fresh Restaurant Corp.

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FROM:	MICHAEL P. MACK

TO:	ALL EMPLOYEES

DATE:	NOVEMBER 25, 2003

RE:	ATTACHED PRESS RELEASE

We wanted to share with you right away the attached press release, just issued, providing an update on the status of our pending merger transaction.

The Company’s senior management team remains committed to the pending merger and we take this opportunity to thank each of you for your continued dedication to Garden Fresh as we move forward with the steps necessary to complete the transaction.

GARDEN FRESH RESTAURANT CORP. PROVIDES UPDATE ON STATUS OF PENDING $16.35 PER SHARE MERGER WITH AN AFFILIATE OF FAIRMONT CAPITAL, INC.

SAN DIEGO, California – November 25, 2003—Garden Fresh Restaurant Corp. (Nasdaq:LTUS), operator of the Souplantation and Sweet Tomatoes restaurants, is providing this update regarding the status of its pending merger with GF Holdings, Inc., an affiliate of Fairmont Capital, Inc. As previously announced on September 30, 2003, the definitive merger agreement provides that the stockholders of Garden Fresh will receive $16.35 per share in cash for their shares of common stock. Garden Fresh is today issuing a separate press release announcing its financial results for the fiscal year ended September 30, 2003.

GF Holdings has advised Garden Fresh that it now anticipates a majority of the equity financing for the proposed merger being provided at the closing by entities affiliated with Centre Partners Management LLC. GF Holdings has indicated to Garden Fresh that its discussions with Centre Partners are subject to a number of conditions, including completion of due diligence satisfactory to Centre Partners, and that GF Holdings and Centre Partners are working toward finalizing a commitment on customary terms from Centre Partners by December 15, 2003.

In connection with GF Holdings’ ongoing discussions with contemplated providers of debt financing for the proposed transaction, the merger agreement has been amended in two respects. First, the date after which either party can terminate the agreement if the merger has not closed by then and the failure to close is not caused by the terminating party’s breach of the agreement has been extended from January 31, to February 27, 2004. Second, Garden Fresh now has a separate right to terminate the agreement if, by December 15, 2003, GF Holdings has not provided signed and accepted commitment letters for all of the contemplated debt financing, replacing the debt commitment letters previously provided and containing only customary terms, and a signed and accepted commitment letter on customary terms from Centre Partners for at least two-thirds of the equity capital required by the debt commitment letters.

The transaction remains subject to a condition that the aggregate proceeds of the financings contemplated by the debt financing commitments be available to GF Holdings at the closing, as well as other customary closing conditions, including the approval of the merger by Garden Fresh’s stockholders.

Garden Fresh currently expects to file with the Securities Exchange Commission on or about November 26, 2003 its Annual Report on Form 10-K for its fiscal year ended September 30, 2003 and currently expects to file its preliminary proxy statement relating to the proposed merger in the first week of December. Garden Fresh expects to file shortly with the Securities and Exchange Commission a Current Report on Form 8-K containing a copy of the amendment to the merger agreement.

Stockholder approval will be solicited by the company by means of a definitive proxy statement, which will be mailed to stockholders upon the completion of the required Securities and Exchange Commission filing and review process. Garden Fresh expects to hold a special meeting of stockholders to vote on the merger agreement in either January or February 2004. If Garden Fresh’s stockholders approve the amended merger agreement and all of the other conditions to the merger are satisfied, Garden Fresh expects that the merger will be completed as soon as possible after the special meeting of stockholders.

About Garden Fresh

Garden Fresh Restaurant Corp. currently operates 97 salad buffet restaurants in California, Florida, Arizona, Colorado, Georgia, Illinois, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington under the names Souplantation and Sweet Tomatoes. Its restaurants offer an abundance of fresh, quality salad selections, soups, bakery items, pastas and desserts in a self-serve format. For more information about the company, see Garden Fresh’s website located at www.gardenfreshcorp.com

About Fairmont Capital, Inc.

Fairmont Capital, Inc. is a private investment company whose primary focus is the acquisition of seasoned operating companies. Fairmont Capital seeks those situations in which long-term capital appreciation can be achieved through the combination of creative management, new strategies, and quality corporate assets. Since 1986, Fairmont Capital and its affiliates have completed acquisitions in various consumer products and service industries to build portfolio companies. Consumer industries that Fairmont Capital has invested in include furniture, apparel, catalog companies, auction houses, and restaurants.

In mid-2001, Fairmont Capital initiated the successful “going private” transaction of VICORP Restaurants, Inc. (Bakers Square and Village Inn). Fairmont Capital currently owns Shari’s Management Corporation, headquartered in Beaverton, Oregon. Under the name Shari’s Restaurants, the company operates a 97-unit chain of family-style restaurants located throughout the Pacific Northwest.

About Centre Partners

Centre Partners, founded in 1986, with offices in New York City and Los Angeles, is a private equity firm with a middle market focus that seeks to make investments in friendly acquisitions alongside management teams who have or desire a meaningful economic stake in the future success of their business. Centre Partners and its affiliates have invested over $3 billion of equity capital in more than 80 private equity transactions.

GARDEN FRESH AND CERTAIN OF ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF STOCKHOLDERS RELATING TO THE AMENDED MERGER AGREEMENT. GARDEN FRESH WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAIL TO ITS STOCKHOLDERS A DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS. THE DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND OTHER IMPORTANT INFORMATION ABOUT THE AMENDED MERGER AGREEMENT AND THE PROPOSED MERGER. GARDEN FRESH WILL ALSO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A TRANSACTION STATEMENT ON SCHEDULE 13E-3 RELATING TO THE AMENDED MERGER AGREEMENT AND THE PROPOSED MERGER.

STOCKHOLDERS OF GARDEN FRESH ARE ADVISED TO READ GARDEN FRESH’S PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GARDEN FRESH MAY OBTAIN, FREE OF CHARGE ONCE THEY BECOME AVAILABLE, COPIES OF GARDEN FRESH’S PROXY STATEMENT AND OTHER DOCUMENTS FILED BY GARDEN FRESH WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE INTERNET WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. THESE DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CALLING INVESTOR RELATIONS AT GARDEN FRESH AT 858-675-1600.

Forward-looking Information

Certain statements in this news release for Garden Fresh Restaurant Corp., including statements regarding the proposed merger are forward-looking and may involve a number of risks and uncertainties. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure to satisfy various conditions contained in the amended merger agreement. The company assumes no obligation to update the forward-looking information. Other risks and uncertainties concerning the company’s performance are set forth in reports and documents filed by the company with the Securities and Exchange Commission from time to time. Please use caution in placing reliance on forward-looking statements.

CONTACT:

David W. Qualls, Chief Financial Officer

Garden Fresh Restaurant Corp.

Tel: 858-675-1600